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                                                                   Exhibit 10.16

THE RIGHTS OF THE LENDER HEREUNDER ARE SUBJECT, IN CERTAIN RESPECTS, TO THE PROVISIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GMAC COMMERCIAL MORTGAGE CORPORATION AND THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GOLDMAN SACHS MORTGAGE COMPANY

                                PROMISSORY NOTE


$59,727,272.00                                                November 25, 1997


          FOR VALUE RECEIVED, the undersigned, DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership (THE "MAKER"), promises to pay to the order of MDSM FINANCE LLC, a Delaware limited liability company, or its assigns (THE "HOLDER"), at 10400 Fernwood Road, Bethesda, Maryland 20817-1109 or at such other place as the Holder of this Promissory Note may from time to time designate, the principal amount of Fifty-Nine Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Two and No/100 Dollars ($59,727,272.00), or so much thereof as may remain outstanding from time to time pursuant to that certain Loan Agreement dated as of the date hereof by and between the Maker and the Holder (THE "LOAN AGREEMENT").

          1.  Defined Terms.  Unless otherwise indicated, all capitalized terms
              -------------
used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

          2.  Interest.  The principal balance of this Promissory Note shall
              --------
bear interest (THE "BASIC INTEREST") from the date hereof until all sums due hereunder are paid in full at a rate of thirteen percent (13%) per annum (THE "BASE RATE"), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each. In addition, "ADDITIONAL INTEREST", comprised of Cashflow Contingent Interest and Residual Contingent Interest (as each such term is defined below), shall be payable hereunder as described below. Additional Interest and Basic Interest are sometimes collectively referred to herein as "INTEREST."

          3.  Payments.  From the date hereof until June 11, 2010, all amounts
              --------
outstanding hereunder shall be payable in equal monthly installments of Basic Interest only. Commencing June 12, 2010 and continuing until the Maturity Date (defined below), all amounts outstanding hereunder from time to time shall be repaid in equal monthly installments of principal and Basic Interest each in an amount sufficient to cause the entire principal balance hereof, and all amounts of accrued and unpaid Basic Interest, to be repaid in full over an amortization period that commences on June 12, 2010 and expires on the Maturity Date. Scheduled payments of Basic Interest and/or principal and Basic Interest provided for herein shall be payable on the twelfth day of each month, commencing on December 12, 1997 and continuing on the twelfth day of each succeeding month thereafter (each a "DUE DATE") until November 30, 2027 (subject to

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

acceleration as hereinafter provided, the "MATURITY DATE"), and the entire unpaid balance of this Promissory Note, together with accrued and unpaid Interest and all other amounts that may be owed by the Maker to the Holder under the Loan Documents shall be due and payable in full on the Maturity Date. All payments hereunder shall be made in lawful money of the United States of America, without offset, deduction or counterclaim.

          4.  Application of Gross Revenues; Payment of Cashflow Contingent
              -------------------------------------------------------------
Interest.  (a) Notwithstanding the provisions hereof that require monthly
--------
payments to be made on a Due Date, so long as either of the Lower-Tier Loans remain outstanding, such payments may be deferred each month, as shown below, and credited to a memorandum account known as the "BASIC INTEREST ACCOUNT." All amounts in the Basic Interest Account shall be paid in accordance with the following provisions, which shall govern the application of Gross Revenues (as defined in the Management Agreement) from the Hotel during the period when the Lower-Tier Loans are outstanding:

          (i) From the date hereof until June 11, 2010, during any period in which a lockbox is not required under the Lower-Tier Loans, Gross Revenues from the Hotel shall be applied as follows:

                  (A) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows and a reserve for furniture, fixtures and equipment, if applicable;

                  (B) Monthly scheduled debt service and servicing expenses (if applicable) on the Senior Loan;

                  (C) Capital expenditures necessary to ensure the safe and continuous operation of the Hotel, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (D) Deposits into the Debt Service Reserve Account in the amounts required under the terms of the Senior Loan Documents;

                  (E) Capital expenditures not covered in clause (C) above, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (F)         Monthly scheduled debt service on the Mezzanine
                              Loan;

                  (G) Administrative expenses of the Hotel Owner, the Maker and the Mezzanine Borrower, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (H) Deposits into the Mezzanine Debt Service Reserve Account in the amounts required under the terms of the Mezzanine Loan Documents;

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

                   (I) Additional deposits into the Debt Service Reserve Account and the Mezzanine Debt Service Reserve Account as required under the terms of the Senior Loan Documents and the Mezzanine Loan Documents, respectively; and

                   (J) Deposits into the Chiller Work Reserve (as defined in the Senior Loan Documents), until the aggregate amounts deposited therein from the Gross Revenues from the Hotel equal $500,000.


          All amounts remaining after the application of Gross Revenues as described in clauses (A)-(J) above shall be held in an escrow account maintained on behalf of the Senior Lender throughout the Hotel Owner's fiscal year, and after the annual audit determining Operating Profit for such fiscal year under the Management Agreement, shall be paid as follows:

                   (w) First, to the Manager for the Incentive Management Fee (as defined the Management Agreement), provided that, if the Management Agreement has been terminated, this clause (w) shall not apply;

                   (x) Second, to the Holder in the amount of the Basic Interest Account (including any amounts of accrued interest due thereon);

                   (y) Third, thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

                   (z) The balance shall be retained by the Maker or its designee.

                    All such amounts paid to the Lender under the foregoing clause (x) shall be applied in reverse order, and to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of the Basic Interest Account in full (or if payment thereof is not permitted under the terms of the Intercreditor Agreement), such amounts shall remain due in the Basic Interest Account and retroactively shall accrue interest at the Base Rate, compounded monthly, beginning on the Due Date of each unpaid installment until the date paid.

          (ii) Commencing June 12, 2010 and continuing thereafter until the Maturity Date (or if sooner, until the Lower-Tier Loans are repaid), during any period in which a lockbox is not required under the Lower-Tier Loans, Gross Revenues from the Hotel shall be applied as follows:

                   (A) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows and reserve for furnitue, fixtures and equipment, if applicable;

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

                   (B) Monthly scheduled debt service and servicing expenses (if applicable) on the Senior Loan;

                   (C) Capital expenditures necessary to ensure the safe and continuous operation of the Hotel, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not be repaid) and the Holder;

                   (D) Deposits into the Debt Service Reserve Account in the amounts required under the terms of the Senior Loan Documents;

                   (E) Capital expenditures not covered in clause (C) above, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not been repaid) and the Holder;

                   (F) Administrative expenses of the Hotel Owner, the Mezzanine Borrower (if the Mezzanine Loan has not been repaid) and the Maker, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not been repaid) and the Holder;

                   (G) Additional deposits into the Debt Service Reserve Account as required under the terms of the Senior Loan Documents;

                   (H) After Operating Profit shall have exceeded Owner's Priority (as defined in the Management Agreement) deposits into the Management Incentive Reserve Account, provided that if the Management Agreement has been terminated for any reason, this clause
                              (H) shall not apply;

                   (I) To the amortization of all remaining principal on the Senior Loan;

                   (J) Accrued additional interest payable under the Senior Loan;

                   (K) If the Mezzanine Loan has not been repaid, monthly scheduled debt service on the Mezzanine Loan;

                   (L) If the Mezzanine Loan has not been repaid, deposits into the Mezzanine Debt Service Reserve Account in the maximum amount required under the terms of the Mezzanine Loan Documents;

                   (M) All amounts in the Basic Interest Account (including any amounts of accrued interest due thereon);

                   (N) Thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

                   (O) The balance shall be retained by the Maker or its designee.

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

                    All such amounts paid to the Lender under the foregoing clause (M) shall be applied in the order of the earliest Due Date thereof to the last Due Date thereof and to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of the Basic Interest Account in full (or if payment thereof is not permitted under the terms of the Intercreditor Agreement), such amounts shall remain due in the Basic Interest Account and retroactively beginning on the Due Date of each unpaid installment until the date paid. In addition, to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of Cashflow Contingent Interest pursuant to clause (N) above because of the amortization of principal on the Senior Loan pursuant to clause (I) above (or if payment thereof is not permitted under the terms of the Intercreditor Agreements), such amounts shall bear interest beginning on the first day following the end of such fiscal year until the date paid.

          (iii) In any circumstance in which the Senior Lender or the Mezzanine Lender requires the establishment of a lockbox account pursuant to the documents governing the Lower-Tier Loans, the application of Gross Revenues described above shall be modified to provide that deposits into the tax and insurance escrows and the FF&E Reserve (as defined in the Management Agreement) required under the Lower-Tier Loans shall be made prior to the payment of other deductions from Gross Revenues used in calculating Operating Profit as described above.

          (b) If the Lower-Tier Loans are repaid, monthly installments of Basic Interest and/or principal and Basic Interest shall be required to be paid on each Due Date, as described above. In such event, Gross Revenues shall be applied monthly as follows:

          (i) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows, if applicable;

          (ii)      Monthly scheduled debt service due under this Promissory
                    Note;

          (iii) The Incentive Management Fee due under the Management Agreement, provided that, if the Management Agreement has been terminated, this clause (iii) shall not apply;

          (iv)      Capital expenditures, as approved by the Holder;

          (v) Administrative expenses of the Hotel Owner, the Mezzanine Borrower and the Maker, as approved by the Holder;

          (vi) Thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

          (vii)     The balance shall be retained by the Maker or its designee.

          5.  Residual Contingent Interest.  (a) In addition to Basic Interest
              ----------------------------
and Cashflow Contingent Interest, the Maker also shall pay to the Holder as "RESIDUAL CONTINGENT INTEREST" thirty percent (30%) of any Net Capital Proceeds (defined below). As used herein, "NET CAPITAL PROCEEDS", means (i) at the time of a sale of the Property or the sale of the interests in the Hotel Owner (each, a "SALE EVENT"), the amount remaining after (A) payment of Sales Expenses (defined below), and (B) repayment of all mortgage indebtedness or other indebtedness of the Maker, the Mezzanine Borrower and the Hotel Owner and other amounts required to be paid pursuant to the Hotel Owner's operating agreement (collectively, the "OUTSTANDING OBLIGATIONS"), or (ii) at the time of a prepayment of the amounts due under this Promissory Note (including, without limitation, a prepayment in conjunction with a refinancing) or upon the Maturity Date (each an "APPRAISAL EVENT"), the excess of the Appraised Value (defined below) over the then current Outstanding Obligations.

          (b) "SALES EXPENSES" means the aggregate amount of funds actually expended by the Hotel Owner (or the Maker) in connection with a Sale Event for
(i) transfer or recording taxes and fees, (ii) reasonable attorneys' fees, (iii) brokerage commissions paid to unaffiliated third parties, and (iv) other reasonably customary expenses required to be paid by the Hotel Owner (or the Maker).

          (c) Upon receipt of a Prepayment Notice or forty-five (45) days prior to the Maturity Date, as the case may be, (or in the event of an acceleration of the Maturity Date, as soon thereafter as is practicable, in the judgment of the Holder) "APPRAISED VALUE" shall be determined as follows: (i) the Holder shall select an M.A.I. appraiser with at least five (5) years of experience in the hospitality industry (THE "INITIAL APPRAISER"); and (ii) within ten (10) days after such appointment, the Initial Appraiser shall select two (2) additional M.A.I. appraisers, each with at least five (5) years of experience in the hospitality industry (together with the Initial Appraiser, the "APPRAISERS"). Within thirty (30) days after the selection of the last Appraiser (THE "APPRAISAL PERIOD"), the Appraisers each shall conduct an appraisal of the Hotel to determine its "FAIR MARKET VALUE", which shall equal the expected sales price therefor: (x) assuming a willing buyer and willing seller, buying and selling without duress, reduced by (y) a reasonable estimate by each Appraiser of expected Sales Expenses. If any Appraiser fails to render its appraisal within the Appraisal Period, it shall be disregarded. The Appraised Value shall be the average of the Fair Market Value determined by each Appraiser which completed an appraisal during the Appraisal Period. The fees charged by the Appraisers shall be paid by the Maker.

          6.  Prepayment.  The unpaid principal amount of this Promissory Note
              ----------
may be prepaid in whole, but not in part, at any time following written notice (THE "PREPAYMENT NOTICE") given at least forty-five (45) but no more than seventy-five (75) days prior to the date of prepayment (THE "PREPAYMENT DATE"), without premium or penalty. The amount of a prepayment shall be applied first to the payment of all Interest due hereunder, next to other amounts due under the Loan Documents on the date of any such prepayment, and the balance of any such prepayment shall be applied to the principal payable hereunder. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Promissory

Note has been paid in full. Any accrued but unpaid Interest may be repaid, in whole or in part, at any time without notice.

          7.  Unconditional Obligation.  This Promissory Note is the Promissory
              ------------------------
Note referred to in the Loan Agreement and evidences the Loan advanced by the Lender to or for the benefit of the Maker, as the "Borrower" under the Loan Agreement. Neither the reference to the Loan Agreement (or any other document) nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, or so much thereof as may be advanced and remain outstanding hereunder, together with Interest payable hereunder, when due.

          8.  Security.  This Promissory Note is secured by the Pledge Agreement
              --------
which encumbers certain Collateral. The Holder is entitled to the benefits of the Pledge Agreement and reference is made thereto for a description of the Collateral and the rights and remedies of the Holder thereunder. Neither the reference to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

          9.  Events of Default.  The occurrence of an Event of Default under
              -----------------
the Loan Agreement shall constitute an event of default ("EVENT OF DEFAULT") hereunder. Upon the occurrence of any such Event of Default hereunder, the Maturity Date shall be accelerated and the entire principal amount hereof, and all accrued and unpaid Basic Interest and Additional Interest, and any other amounts due hereunder or under the Loan Agreement shall be immediately due and payable, at the option of the Holder (or, in the case of an Event of Default of the kind referred to in Sections 7.1.4(a) or 7.1.4(b) of the Loan Agreement, shall automatically be immediately due and payable), without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law, or as provided in the Loan Agreement or the other Loan Documents. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

          The Holder may, upon the occurrence and during the continuation of any such Event of Default, have resort to the Collateral, whether real or personal or tangible or intangible property, given as security for this Promissory Note in any order, and may sell and dispose of such Collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Promissory Note to marshal assets. The Holder shall not be required to preserve any rights in such Collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of any of the Collateral held as security for this Promissory Note, ten (10) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice.

          10.  Default Interest.  Upon an Event of Default, any amounts not paid
               ----------------
when due and payable hereunder shall bear interest at the Default Interest Rate. Such charge shall be in addition to, and not in lieu of, any other right or remedy the Holder may have, including the right to reimbursement of costs and expenses. Such charge if not previously paid shall, at the option

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of the Holder, be added to and become a part of the next succeeding payment to be made hereunder.

          11.  Costs and Expenses.  The Maker promises to pay all costs and
               ------------------
expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any Collateral now or hereafter given as security for the repayment hereof, and to perform each and every covenant or agreement to be performed by Maker under this Promissory Note, under the Loan Agreement, and under any other Loan Document.

          12.  Time for Performance.  Any payment on this Promissory Note coming
               --------------------
due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a Business Day.

          13.  Waivers.  Each Obligor (which term shall include the Maker and
               -------
all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Promissory Note) under this Promissory Note hereby waives presentment, protest, demand, notice of dishonor and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Promissory Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Promissory Note, no release or surrender of any collateral given as security for this Promissory Note, no release of any Obligor, and no delay in enforcement of this Promissory Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

          14.  Remedies Cumulative.  No single or partial exercise by the Holder
               -------------------
of any right hereunder, under the Loan Agreement or under any other Loan Document or other agreement given as security for this Promissory Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder or thereunder shall operate as a waiver of such right or of any other right under this Promissory Note or any such other Loan Document or other agreement.

          15.  Assignment.  Whenever used herein, the words "MAKER" and "HOLDER"
               ----------
and "OBLIGOR" shall be deemed to include their respective successors and assigns. The Holder may, at its sole option, assign any or all of its rights hereunder, including, without limitation, the right to receive payment of Additional Interest, and in such event, the Maker agrees to execute such instruments (including, without limitation, one or more replacement or additional promissory notes) as may be reasonably necessary to effectuate such assignment, so long as the Maker's obligations with respect to the Loan are not enlarged.

          16.  Governing Law.  This Promissory Note shall be governed by and
               -------------
construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

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          17.  Limitation on Liability.  The provisions of Section 9.2 of the
               -----------------------
Loan Agreement are incorporated herein by this reference.

          18.  Intercreditor Agreements.  As more fully described in the
               ------------------------
Intercreditor Agreements, the rights of the Holder as described in this Promissory Note and the other Loan Documents are subject and subordinate to those of the Senior Lender and the Mezzanine Lender, respectively, under the Senior Loan Documents and the Mezzanine Loan Documents. Among other things, the Intercreditor Agreements contain restrictions upon: (a) prepayment of the Loan while the Mezzanine Loan is outstanding; (b) the Holder's right to receive payments on the Loan during the continuance of an event of default under either the Senior Loan Documents or the Mezzanine Loan Documents; (c) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Holder's ability to exercise remedies upon a Default or an Event of Default hereunder or under the other Loan Documents; and (d) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Holder's ability to assign its rights and interests in the Loan. To the extent there is any conflict between the terms of the Intercreditor Agreements and this Promissory Note or the other Loan Documents, the terms of the Intercreditor Agreements shall control.

                     [SIGNATURE APPEARS ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                   DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                                   By: Marriott Desert Springs Corporation
                                   Its:  General Partner


ATTEST:

By:  /s/                           By: /s/ Patricia K. Brady
   --------------------------         ----------------------------
Its: Assistant Secretary              Patricia K. Brady,
                                      Vice President

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